Post-Qualification Offering Circular Amendment No. 46

File No. 024-10496

PART II

OFFERING CIRCULAR

Groundfloor Finance Inc.

Six Series of Limited Recourse Obligations

Totaling $984,680

Dated: April 27, 2017

This Post-Qualification Offering Circular Amendment No. 46 (this “Offering Circular Amendment No. 46”) amends the offering circular of Groundfloor Finance Inc., dated December 8, 2015, as qualified on December 15, 2015, and as may be amended and supplemented from time to time (the “Offering Circular”), to add additional securities to be offered pursuant to the Offering Circular. Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. See “Incorporation by Reference of Offering Circular” below.

This Offering Circular Amendment No. 46 relates to the offer and sale (the “Offering”) of up to an additional $984,680 in aggregate amount of Limited Recourse Obligations (the “LROs”) consisting of six separate series of LROs to be issued by Groundfloor Finance Inc. (the “Company,” “we,” “us,” or “our”). We own and operate a web-based investment platform (the “Platform”) on which we conduct our business. Our principal offices are located at 75 Fifth Street, NW, Suite 214, Atlanta, GA 30308. The phone number for these offices is (404) 850-9225.  Our mailing address is PO Box 79346, Atlanta, GA 30357. Our Platform is accessible at www.groundfloor.us.

We will issue the LROs in distinct series, each corresponding to a real estate development project (each, a “Project”) to be financed by a commercial loan from us (each, a “Loan”). The borrower for each Project is a legal entity (the “Developer”) that owns the underlying property and has been organized by one or more individuals (each, a “Principal”) that own and operate the Developer.

The LROs will be unsecured special, limited obligations of the Company. The LROs are not listed on any national securities exchange or on the over-the-counter inter-dealer quotation system. There is no market for the LROs. Our obligation to make payments on a LRO is limited to an amount equal to each holder’s pro rata share of amounts we actually receive as payments on the corresponding Loan, net of certain fees and expenses retained by us. See the sections titled “General Terms of the LROs,” beginning on page 4 and page 91 of the Offering Circular, “The LROS Covered by this Offering Circular,” and “Project Summaries” below for the specific terms of the six series of LROs covered by this Offering Circular Amendment No. 46.

We do not guarantee payment of the LROs in the amount or on the time frame expected. The LROs are not obligations of the Developers or their Principals, and we do not guarantee payment on the corresponding Loans. We have the authority to modify the terms of the corresponding Loans which could, in certain circumstances, reduce (or eliminate) the expected return on your investment. See “General Terms of the LROs—Administration, Service, Collection and Enforcement of Loan Documents”.

The LROs are speculative securities. Investment in the LROs involves significant risk, and you may be required to hold your investment for an indefinite period of time. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 16 of the Offering Circular.

We will commence offering each series of LROs promptly after the date this Offering Circular Amendment No. 46 is qualified by posting a separate landing page on our Platform corresponding to each particular Loan and Project (each, a “Project Summary”). The offering of each series of LROs covered by this Offering Circular Amendment No. 46 will remain open until the earlier of (1) 30 days, unless extended, or (2) the date the offering of a particular series of LROs is fully subscribed with irrevocable funding commitments (the “Offering Period”); however, we may extend the Offering Period for a particular series of LROs in our sole discretion (with notice to potential investors), up to a maximum of 45 days. We will notify investors who have previously committed funds to purchase such series of LROs of any such extension by email and will post a notice of the extension on the corresponding Project Summary on our Platform.

This Offering is being conducted on a “best-efforts” basis, which means our officers will use their commercially reasonable best efforts in an attempt to sell the LROs. Such officers will not receive any commission or any other remuneration for these sales. In offering the LROs on our behalf, the officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

The LROs offered hereby may only be purchased by investors residing in California, Georgia, Illinois, Maryland, Massachusetts, Texas, Virginia, Washington, and the District of Columbia. This Offering Circular Amendment No. 46 shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be, unlawful, prior to registration or qualification under the laws of any such state. In addition, the LROs are offered only to investors who meet certain financial suitability requirements. See “Investor Suitability Requirements.”

NO FEDERAL OR STATE SECURITIES COMMISSION HAS APPROVED, DISAPPROVED, ENDORSED, OR RECOMMENDED THIS OFFERING. YOU SHOULD MAKE AN INDEPENDENT DECISION WHETHER THIS OFFERING MEETS YOUR INVESTMENT OBJECTIVES AND FINANCIAL RISK TOLERANCE LEVEL. NO INDEPENDENT PERSON HAS CONFIRMED THE ACCURACY OR TRUTHFULNESS OF THIS DISCLOSURE, NOR WHETHER IT IS COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS ILLEGAL.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

	Offering price to the public	Underwriting discounts and commissions	Proceeds to issuer(1)(2)	Proceeds to other persons
Per Unit	$10.00	N/A	$10.00	N/A
Total Minimum	$120,720	N/A	$120,720	N/A
Total Maximum	$984,680	N/A	$984,680	N/A

(1) We estimate all expenses for this Offering to be approximately $4,500, which will not be financed with the proceeds of the Offering.

(2) Assumes no promotions or discounts applied to any offerings covered by this Offering Circular Amendment No. 46.

Incorporation by Reference of Offering Circular

The Offering Circular, including this Offering Circular Amendment No. 46, is part of an offering statement (File No. 024-10496) that we filed with the Securities and Exchange Commission (the “Commission”). We hereby incorporate by reference into this Offering Circular Amendment No. 46 all of the information (i) contained in Part II of the Offering Circular, to the extent not otherwise modified or replaced by offering circular supplement and/or post-qualification amendment, including the form of LRO Agreement beginning on page LRO-1 thereof; (ii) contained in Post-Qualification Amendment No. 11 to the Offering Circular, including the Financial Statements beginning on page F-1 thereof; (iii) contained in Post-Qualification Amendment No. 34 to the Offering Circular, (iv) contained in Offering Circular Supplement No. 11 to the Offering Circular, (v) contained in Post-Qualification Amendment No. 36 to the Offering Circular, and (vi) contained in Post-Qualification Amendment No. 44 to the Offering Circular, including the Financial Statements beginning on page F-1 thereof. Note that any statement that we make in this Offering Circular Amendment No. 46 (or have made in the Offering Circular) will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement or post-qualification amendment.

The LROS Covered by this Offering Circular

The following tabular information is added under “The LROs Covered by this Offering Circular” on page 10 and page 100 of the Offering Circular:

Series of LRO/Project Name: 537 East 89th Place, Chicago, IL 60619
Developer (borrowing entity): Renovation & Design Inc.
Aggregate Purchase Amount of the LRO: $120,720	Expected Return Rate of the LRO: 11% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 537 East 89th Place, Chicago, IL 60619	• Loan Principal: $120,720 • Interest Rate: 11% and Grade: C • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 27 Douglas Avenue, Maynard, MA 01754
Developer (borrowing entity): Sweeney Enterprises
Aggregate Purchase Amount of the LRO: $147,290	Expected Return Rate of the LRO: 6.5% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Renovation • Address/Location of Project: 27 Douglas Avenue, Maynard, MA 01754	• Loan Principal: $147,290 • Interest Rate: 6.5% and Grade: A • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 859 Jefferson Avenue, Cleveland, OH 44113
Developer (borrowing entity): Revival Now, LLC
Aggregate Purchase Amount of the LRO: $159,780	Expected Return Rate of the LRO: 8.5% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 859 Jefferson Avenue, Cleveland, OH 44113	• Loan Principal: $159,780 • Interest Rate: 8.5% and Grade: B • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 64 Charlestown Road, Hampton, NJ 08827
Developer (borrowing entity): Alder Properties, LLC
Aggregate Purchase Amount of the LRO: $175,940	Expected Return Rate of the LRO: 14.5% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 64 Charlestown Road, Hampton, NJ 08827	• Loan Principal: $175,940 • Interest Rate: 14.5% and Grade: D • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 13 Beech Street, Townsend, MA 01469
Developer (borrowing entity): Own A Home LLC
Aggregate Purchase Amount of the LRO: $188,140	Expected Return Rate of the LRO: 11% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 13 Beech Street, Townsend, MA 01469	• Loan Principal: $188,140 • Interest Rate: 11% and Grade: C • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 89 Gordon Circle, Smyrna, GA 30080
Developer (borrowing entity): Guardian Honeybee, LLC
Aggregate Purchase Amount of the LRO: $192,810	Expected Return Rate of the LRO: 14% per annum
Final Payment Date: 9 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 89 Gordon Circle, Smyrna, GA 30080	• Loan Principal: $192,810 • Interest Rate: 14% and Grade: D • Term and Repayment Terms: 9 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

For purposes of the Offering, all references to the aggregate amount of LROs to be offered and sold in the Offering shall be deemed to refer to $984,680 and the number of series of LROs covered by the Offering shall be deemed to refer to the six separate series of LROs covered by this Offering Circular Amendment No. 46, corresponding to the same number of Projects for which we intend to extend Loans.

Plan of Distribution

The following disclosure is added on page 102 of the Offering Circular under the table included under “Plan of Distribution”:

The table below lists the additional six Projects covered by this Offering Circular Amendment No. 46 for which we are offering separate series of LROs. Each series of LRO is denominated by the corresponding Project’s name.

Series of LRO/Project	Aggregate Purchase Amount/Loan Principal
537 East 89th Place, Chicago, IL 60619	$120,720
27 Douglas Avenue, Maynard, MA 01754	147,290
859 Jefferson Avenue, Cleveland, OH 44113	159,780
64 Charlestown Road, Hampton, NJ 08827	175,940
13 Beech Street, Townsend, MA 01469	188,140
89 Gordon Circle, Smyrna, GA 30080	192,810
Total	$984,680

Project Summaries

Each Project Summary attached below is included in the Offering Circular following page PS-259.

PROJECT SUMMARIES FOR OFFERING CIRCULAR AMENDMENT NO. 46

PROJECT SUMMARY | 537 EAST 89TH PLACE, CHICAGO, IL 60619 C Rate Projected Term Loan to ARV Loan Amount Investors 11% 12 months 69.0% $120,720 0 Purpose Loan Position Total Loan Amount Repayment Terms Acquisition & Renovation First Lien $120,720 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER Renovation & Design Inc. Shannon Stinson - principal Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $175,000 $29,230 Total Project Costs $145,470 GROUNDFLOOR $120,720 $24,750 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $85,000 Loan To ARV 69.0% Purchase Date 04/05/2017 Loan To Total Project Cost 83.0% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 4 10 Quality of Valuation Report 3 4 Skin-in-the-Game 3 10 Location 4 8 Borrower Experience 5 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $175,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 537 EAST 89TH PLACE, CHICAGO, IL 60619 The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS We advanced the Borrower the money it needed to purchase this property on April 5, 2017 through a wholly owned subsidiary. The Borrower is now in possession of the property. If this offering is fully subscribed, the property will be assigned to us from the subsidiary, and we will continue to administer and service the loan per the terms of our Offering Circular. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 46 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER’S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. RENOVATION & DESIGN INC. DATE OF FORMATION* 03/14/2016 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 03/31/17 Reporting period: 2016 Value of Properties Total Debt Completed Projects Revenue $214K $0 1 $126K Unsold Inventory Aged Inventory Gross Margin% 0 0 40.4% PRINCIPAL Shannon Stinson FOCUS Fix & Flip GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2016 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 1 0 5 $100K On Time Repayment Average Project Time Average Total Project Costs N/A 4 months $70K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION. THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING. YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 27 DOUGLAS AVENUE, MAYNARD, MA 01754

A



BORROWER

Sweeney Enterprises
John Sweeney - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
6.5%	12 months	38.3%	$147,290	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$147,290	Balloon payment - principal and interest returned on repayment / due at maturity.

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$385,016
$56,782
Total Project Costs
$328,234
GROUNDFLOOR
$147,290
$180,944
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$220,794	Loan To ARV	38.3%
Purchase Date	03/10/2017	Loan To Total Project Cost	44.9%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score 7 10
Quality of Valuation Report 4 4
Skin-in-the-Game 10 10
Location 4 8
Borrower Experience 5 5
Borrower Commitment 1 1

VALUATION REPORTS

As Complete (ARV)
$385,016

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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McDonald's
Crane Ave
Wood Ln
27 Douglas Avenue
Hillside St
Elm St
Waltham St
Roosevelt St
2nd St
3rd St
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Address: 27 DOUGLAS AVENUE, MAYNARD, MA 01754

The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- We advanced the Borrower the money it needed to begin renovation of this property on March 10, 2017 through a wholly owned subsidiary. The Borrower has now begun renovation. If this offering is fully subscribed, the property will be assigned to us from the subsidiary, and we will continue to administer and service the loan per the terms of our Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The property was purchased for $220,794. The Borrower intends to use $39,850 of the proceeds from our loan to offset that amount of the purchase price of the property. Therefore, the Borrower is only receiving a "Skin-in-the-Game" score for the remaining 180,944 that is tied up in the project after completion of our loan.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 46 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

SWEENEY ENTERPRISES

DATE OF FORMATION ★
09/30/2009

FINANCIAL DATA
Reporting date: 03/31/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$410.8K	$0	0	N/A

PROJECTS / REVENUE
Reporting period: 2016

Completed Projects	Revenue	Gross Margin %
3	$400K	30.0%

PRINCIPAL

John Sweeney

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2016

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
4	$300K	6 months	$200K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 859 JEFFERSON AVENUE, CLEVELAND, OH 44113

B



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
8.5%	12 months	62.8%	$159,780	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$159,780	Balloon payment - principal and interest returned on repayment / due at maturity.

Click here to view the LRO Agreement

BORROWER

Revival Now, LLC
Sergio Picciuto - principal

FINANCIAL OVERVIEW



After Repair Value (ARV)
$254,500
$76,800
Total Project Costs
$177,700
GROUNDFLOOR
$159,780
$17,920
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$130,000	Loan To ARV	62.8%
Purchase Date	03/28/2017	Loan To Total Project Cost	89.9%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score
7
10
Quality of Valuation Report
4
4
Skin-in-the-Game
2
10
Location
4
8
Borrower Experience
5
5
Borrower Commitment
0
1

VALUATION REPORTS

As Complete (ARV)
$254,500

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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Lincoln Park
859 Jefferson Avenue
Starkweather Ave
Brayton Ave
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Address: 859 JEFFERSON AVENUE, CLEVELAND, OH 44113

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan.

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- We advanced the Borrower the money it needed to purchase this property on March 28, 2017 through a wholly owned subsidiary. The Borrower is now in possession of the property. If this offering is fully subscribed, the property will be assigned to us from the subsidiary, and we will continue to administer and service the loan per the terms of our Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 46 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

REVIVAL NOW, LLC

DATE OF FORMATION ★
06/01/2011

FINANCIAL DATA
Reporting date: 03/31/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$550K	$385K	4	0

PROJECTS / REVENUE
Reporting period: 2016

Completed Projects	Revenue	Gross Margin %
16	$2M	33.62%

PRINCIPAL

Sergio Picciuto

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2016

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
15	$75K	4 months	$55K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 64 CHARLESTOWN ROAD, HAMPTON, NJ 08827

D



BORROWER

Alder Properties, LLC
Jennifer Petrillo - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
14.5%	12 months	67.7%	$175,940	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$175,940	Balloon payment - principal and interest returned on repayment / due at maturity.

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$260,000
$64,960
Total Project Costs
$195,040
GROUNDFLOOR
$175,940
$19,100
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$140,000	Loan To ARV	67.7%
Purchase Date	04/18/2017	Loan To Total Project Cost	90.2%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score
4
10
Quality of Valuation Report
4
4
Skin-in-the-Game
2
10
Location
4
8
Borrower Experience
2
5
Borrower Commitment
1
1

VALUATION REPORTS

As Complete (ARV)

$260,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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64 Charlestown Road
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Address: 64 CHARLESTOWN ROAD, HAMPTON, NJ 08827

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- We advanced the Borrower the money it needed to purchase this property on April 18, 2017 through a wholly owned subsidiary. The Borrower is now in possession of the property. If this offering is fully subscribed, the property will be assigned to us from the subsidiary, and we will continue to administer and service the loan per the terms of our Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower is a new entity and does not have any assets or operating history.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 46 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

ALDER PROPERTIES, LLC

DATE OF FORMATION ★

03/12/2017

FINANCIAL DATA
Reporting date: 03/31/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$0	$0	0	0

PROJECTS / REVENUE
Reporting period: 2016

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL

Jennifer Petrillo

FOCUS

Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2016

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
2	$205K	12 months	$180K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 13 BEECH STREET, TOWNSEND, MA 01469

C



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
11%	12 months	55.0%	$188,140	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$188,140	Balloon payment - principal and interest returned on repayment / due at maturity.

Click here to view the LRO Agreement

BORROWER

Own A Home LLC
Mark Rood - principal

FINANCIAL OVERVIEW



After Repair Value (ARV)
$342,223
$121,793
Total Project Costs
$220,430
GROUNDFLOOR
$188,140
$32,290
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$144,000	Loan To ARV	55.0%
Purchase Date	04/07/2017	Loan To Total Project Cost	85.4%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score
5
10
Quality of Valuation Report
4
4
Skin-in-the-Game
2
10
Location
4
8
Borrower Experience
3
5
Borrower Commitment
1
1

VALUATION REPORTS

As Complete (ARV)
$342,223

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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13 Beech Street
Google
©2017 Google - Map Data Terms of Use Report a map error

Address: 13 BEECH STREET, TOWNSEND, MA 01469

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- We advanced the Borrower the money it needed to purchase this property on April 7, 2017 through a wholly owned subsidiary. The Borrower is now in possession of the property. If this offering is fully subscribed, the property will be assigned to us from the subsidiary, and we will continue to administer and service the loan per the terms of our Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower is a new entity and does not have any assets or operating history.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 46 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

OWN A HOME LLC

DATE OF FORMATION ★
02/16/2017

FINANCIAL DATA
Reporting date: 03/31/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$0	$0	0	N/A

PROJECTS / REVENUE
Reporting period: 2016

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL

Mark Rood

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2016

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
1	$155K	5 months	$130K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 89 GORDON CIRCLE, SMYRNA, GA 30080 D Rate Projected Term Loan to ARV Loan Amount Investors 14% 9 months 62.6% $192,810 0 Purpose Loan Position Total Loan Amount Repayment Terms Acquisition & Renovation First Lien $192,810 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER Guardian Honeybee, LLC Asim Alam - principal Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $307,878 $68,128 Total Project Costs $239,750 GROUNDFLOOR $192,810 $46,940 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $145,000 Loan To ARV 62.6% Purchase Date 04/07/2017 Loan To Total Project Cost 80.4% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 5 10 Quality of Valuation Report 4 4 Skin-in-the-Game 4 10 Location 4 8 Borrower Experience 1 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $307,878 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 89 GORDON CIRCLE, SMYRNA, GA 30080 The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS We advanced the Borrower the money it needed to purchase this property on April 7, 2017 through a wholly owned subsidiary. The Borrower is now in possession of the property. If this offering is fully subscribed, the property will be assigned to us from the subsidiary, and we will continue to administer and service the loan per the terms of our Offering Circular. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The Borrower is a new entity and does not have any assets or operating history. The Principal has not undertaken any projects in the past. As such, the Principal’s experience, average revenue, costs, and margins cannot be calculated. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 46 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER’S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. GUARDIAN HONEYBEE, LLC DATE OF FORMATION* 02/13/2017 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 03/31/17 Reporting period: 2016 Value of Properties Total Debt Completed Projects Revenue $0 $0 0 $0 Unsold Inventory Aged Inventory Gross Margin% 0 N/A N/A PRINCIPAL Asim Alam FOCUS Fix & Flip GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2016 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 0 0 0 $0 On Time Repayment Average Project Time Average Total Project Costs N/A 0 months $0 THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION. THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING. YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PART III — EXHIBITS

Exhibit Index

			Incorporated by Reference
Exhibit Number	Exhibit Description (hyperlink)	Filed Herewith	Form	File No.	Exhibit	Filing Date

2.1	Groundfloor Finance Inc. Second Amended and Restated Articles of Incorporation		1-A/A	024-10496	2.1	November 25, 2015

2.2	Groundfloor Finance Inc. Bylaws		1-A/A	024-10440	2.2	July 1, 2015

3.1	Amended and Restated Investors’ Rights Agreement		1-A/A	024-10496	3.1	November 25, 2015

3.2	Form of Investor Agreement		1-A/A	024-10440	3.3	August 21, 2015

4.1	Standard Form of LRO Agreement		1-A/A	024-10496	N/A	December 8, 2015

6.1	Executive Employment Agreement with Brian Dally dated November 19, 2014		1-A/A	024-10440	6.1	July 1, 2015

6.2	Executive Employment Agreement with Nikhil Bhargava dated November 19, 2014		1-A/A	024-10440	6.2	July 1, 2015

6.3	Offer Letter for Chris Schmitt dated February 24, 2014		1-A/A	024-10440	6.5	July 1, 2015

6.4	2013 Stock Option Plan		1-A/A	024-10440	6.6	July 1, 2015

6.5	Option Award Agreement for Michael Olander Jr.		1-A/A	024-10440	6.8	July 1, 2015

6.6	Option Award Agreement for Chris Schmitt		1-A/A	024-10440	6.9	July 1, 2015

			Incorporated by Reference
Exhibit Number	Exhibit Description (hyperlink)	Filed Herewith	Form	File No.	Exhibit	Filing Date

6.7	Option Award Agreement for Richard Tuley		1-A	024-10488	6.11	October 7, 2015

6.8	Option Award Agreement for Bruce Boehm		1-A	024-10488	6.12	October 7, 2015

6.9	Stock Repurchase Agreement for Nikhil Bhargava		1-A/A	024-10440	6.11	July 1, 2015

6.10	Stock Repurchase Agreement for Brian Dally		1-A/A	024-10440	6.12	July 1, 2015

6.11	Stock Repurchase Agreement for Chris Schmitt		1-A/A	024-10440	6.13	July 1, 2015

6.12	Series Seed Preferred Stock Purchase Agreement		1-A/A	024-10440	3.1	July 1, 2015

6.13	Series A Preferred Stock Purchase Agreement		1-A/A	024-10496	6.18	November 25, 2015

6.14	Right of First Refusal and Co-Sale Agreement		1-A/A	024-10496	6.19	November 25, 2015

6.15	Form of Loan Agreement		1-A/A	024-10440	6.14	July 1, 2015

6.16	Form of Promissory Note		1-A/A	024-10440	6.15	July 1, 2015

10.1	Power of attorney		1-A	024-10496	N/A	November 19, 2015

10.2	Power of attorney with new director		1-A/A	024-10496	N/A	November 25, 2015

11.1	Consent of Hughes Pitman & Gupton, LLP		1-A POS	024-10496	11.1	April 18, 2017

11.2	Consent of Robbins Ross Alloy Belinfante Littlefield LLC (included as part of Exhibit 12.1)	X

12.1	Opinion of Robbins Ross Alloy Belinfante Littlefield LLC	X

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 27, 2017.

GROUNDFLOOR FINANCE INC.

By:	/s/ Nick Bhargava
Name:	Nick Bhargava
Title:	Executive Vice President, Secretary and Acting Chief Financial Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President, Chief Executive Officer and Director (Principal Executive Officer)	April 27, 2017
Brian Dally

/s/ Nick Bhargava	Executive Vice President, Secretary Acting Chief Financial Officer and Director (Principal Financial and Accounting Officer)	April 27, 2017
Nick Bhargava

*	Director	April 27, 2017
Sergei Kouzmine

*	Director	April 27, 2017
Bruce Boehm

*	Director	April 27, 2017
Michael Olander Jr.

*	Director	April 27, 2017
Richard Tuley Jr.

*By:	/s/ Nick Bhargava
Nick Bhargava
Attorney-in-fact